Exhibit 23.0

SALISBURY BANCORP, INC.
CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-160767 and 333-152930) of Salisbury Bancorp, Inc. of our report dated March 8, 2010 relating to the financial statements which appears in this Form 10-K.

/s/ Shatswell, MacLeod & Company P.C.

West Peabody, Massachusetts
March 12, 2010